UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2006

INTERNET COMMERCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24996	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

6025 The Corners Parkway, Suite 100

Norcross, Georgia 30092

(Address of Principal Executive Offices)

(Zip Code)

(678) 533-8000

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On  or about December 14, 2006, two subsidiaries of 3V Capital LLC (3V Capital Fund Ltd. and Distressed/High Yield Trading Opportunities, Ltd. (collectively, the “3V Entities”)) acquired from Omega Liquidating Trust, the liquidating trust for the bankrupt Cable & Wireless USA, 10,000 shares of the Series C Preferred Stock and 381,111 shares of the Class A Common Stock of Internet Commerce Corporation (“ICC” or the “Company”).  Thereafter, on December 20, 2006, ICC entered into a Stock Purchase Agreement with each of the 3V Entities, pursuant to which ICC reacquired a total of 5,000 shares of its Series C Preferred Stock and 190,555 shares of its Class A Common Stock for an aggregate purchase price of $2,875,000.  Following this reacquisition of shares by ICC, the 3V Entities together continue to own the remaining 5,000 shares of ICC’s Series C Preferred Stock.  Other than the transactions described above, there is no material relationship between ICC and the 3V Entities.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1                           Stock Purchase Agreement, dated December 20, 2006, between Internet Commerce Corporation and 3V Capital Master Fund Ltd.

10.2                           Stock Purchase Agreement, dated December 20, 2006, between Internet Commerce Corporation and Distressed/High Yield Trading Opportunities, Ltd.

99.1                           Press Release, dated December 21, 2006, announcing Internet Commerce Corporation’s reacquisition and retirement of shares of its Series C Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Internet Commerce Corporation

By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated:  December 22, 2006

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Stock Purchase Agreement, dated December 20, 2006, between Internet Commerce Corporation and 3V Capital Master Fund Ltd.

10.2	Stock Purchase Agreement, dated December 20, 2006, between Internet Commerce Corporation and Distressed/High Yield Trading Opportunities, Ltd.

99.1	Press Release, dated December 21, 2006, announcing Internet Commerce Corporation’s reacquisition and retirement of shares of its Series C Preferred Stock.